UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 3, 2006

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2006, Sirenza Microdevices, Inc. (the “Company”) completed its acquisition (the “Merger”) of Premier Devices, Inc., a California corporation (“PDI”) pursuant to a previously-announced Agreement and Plan of Merger dated as of February 4, 2006 by and among the Company, Penguin Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), PDI, Phillip Chuanze Liao and Yeechin Shiong Liao (the “Merger Agreement”). Prior to the Merger, PDI was a designer, manufacturer and marketer of RF components headquartered in San Jose, California with manufacturing operations in Shanghai, China and Nuremberg, Germany. The consideration paid by the Company to the Liaos as PDI’s sole shareholders was 7.0 million shares of its common stock, $14.0 million in cash and $6.0 million in promissory notes maturing in April 2007. In connection with the Merger and as provided for by the merger Agreement, on April 3, 2006, Phillip Chuanze Liao became the President of the Company’s wholly-owned subsidiary, Premier Devices – A Sirenza Company, and joined the Company’s Board of Directors.

In connection with the closing of the Merger, the following agreements were also either entered into or became effective as of April 3, 2006:

Term Notes: At the closing of the Merger, as partial consideration for the acquisition of PDI, the Company issued a Promissory Note dated April 3, 2006 to each of Mr. and Mrs. Liao. Each term note has a principal amount of $3,000,000, matures on April 3, 2007, is prepayable without penalty and bears simple interest of 5% per annum, payable in monthly increments during the term of the note. The notes must be prepaid in full upon customary events of default, and are also required to be prepaid to the extent that the Company incurs additional indebtedness other than specified equipment financing indebtedness during the note term.

Escrow Agreement. The Company, Mr. and Mrs. Liao and U.S. Bank National Association (the “Escrow Agent”) had previously entered into an Escrow Agreement dated as of February 4, 2006 (the “Escrow Agreement”) which became effective upon the closing of the Merger. Pursuant to the Escrow Agreement, upon the closing of the Merger, 3,500,000 of the 7,000,000 shares of Company common stock to be issued to the Liaos as consideration in the Merger were placed in a 2-year escrow as security for their indemnification obligations pursuant to the Merger Agreement. The Liaos retain voting rights with respect to their stock held in escrow. The Liaos may release the shares from escrow earlier by depositing in the escrow in lieu of the shares $7.125 million in cash less the amount of any indemnity payments made from the escrow through that date. The Liaos may also arrange for sales of the escrowed shares with the proceeds of such sales being deposited in the escrow until the amount specified in the immediately preceding sentence has been deposited, at which time any remaining shares will be released. Any indemnification claims made by the Company against the escrow may be paid in cash or in escrowed shares, with such shares being valued at the closing price of the Company’s common stock as reported on the Nasdaq National Market on the date such claim is finally resolved.

Registration Rights Agreement. The Company and the Liaos had previously entered into a Registration Rights Agreement dated as of February 4, 2006 (the “Escrow Agreement”), which became effective upon the closing of the Merger. This agreement provides that concurrently with its filing of a Form 8-K/A including certain financial statements of PDI, the Company shall use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission registering the resale to the public by the Liaos of the shares of Company common stock issued to them in connection with the Merger. The agreement also provides for customary cross-indemnification provisions between the Liaos and the Company with regard to potential related claims.

Employment and Non-Competition Agreements. The Company and Mr. Liao had previously entered into an Executive Employment Agreement and a separate Non-Competition Agreement, each dated as of February 4, 2006, each of which became effective upon the closing of the Merger. The employment agreement provides for a two-year employment relationship as President of Premier Devices – A Sirenza Company, a base salary of $250,000 per annum, and the other benefits and responsibilities of Mr. Liao’s position in effect at the time of execution of the agreement. Either party may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if, during the term of the agreement, Mr. Liao is involuntarily terminated other than for “cause” or he resigns his employment due to a “change in duties, compensation or benefits” (as such terms are defined in his agreement), or if his employment terminates by reason of his death, in addition to any earned but unpaid wages or bonus earned through that date he is entitled to receive severance benefits equal to his monthly base salary multiplied by the number of months remaining in his initial two-year employment term, if any. In addition, if Mr. Liao’s employment is terminated for the above reasons or by reason of his becoming disabled, any Company-sponsored medical and dental coverage then in effect for him and his dependents shall be continued by the Company for a period of 12 months. The non-competition agreement provides that Mr. Liao shall not compete with the Company in the fields of communications, radar and telemetry during the two-year period following the closing of the Merger.

The summary of each agreement described above is qualified by reference to the text of such agreement, which is attached as an exhibit hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please see the Company’s disclosure regarding the consummation of its acquisition of PDI under Item 1.01 above, which is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation

(a) Please see the Company’s disclosure regarding the issuance of the Term Notes in connection with the consummation of its acquisition of PDI under Item 1.01 above, which is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

Please see the Company’s disclosure regarding the issuance of its common stock in connection with the consummation of its acquisition of PDI under Item 1.01 above, which is incorporated herein by this reference.

Item 5.02	Election of Director

(d) Please see the Company’s disclosure regarding the appointment of Phillip Liao to its Board of Directors in connection with the consummation of its acquisition of PDI under Item 1.01 above, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after this initial report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 71 days after this initial report must be filed.

(d) Exhibits. The following exhibits are being filed herewith.

Exhibit Number	Description
10.1	Form of Promissory Note issued by the Registrant to each of Phillip Liao and Yeechin Liao on April 3, 2006.

10.2	Escrow Agreement by and among the Registrant, Phillip Liao, Yeechin Liao and U.S. Bank National Association, effective as of April 3, 2006.

10.3	Registration Rights Agreement by and among the Registrant, Phillip Liao and Yeechin Liao, effective as of April 3, 2006.

10.4	Executive Employment Agreement by and between the Registrant and Phillip Liao, effective as of April 3, 2006.

10.5	Non-Competition Agreement by and between the Registrant and Phillip Liao, effective as of April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By:	/s/ Clay Simpson
Clay Simpson
Vice President, General Counsel and Secretary

Date: April 5, 2006

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description
10.1	Form of Promissory Note issued by the Registrant to each of Phillip Liao and Yeechin Liao on April 3, 2006.

10.2	Escrow Agreement by and among the Registrant, Phillip Liao, Yeechin Liao and U.S. Bank National Association, effective as of April 3, 2006.

10.3	Registration Rights Agreement by and among the Registrant, Phillip Liao and Yeechin Liao, effective as of April 3, 2006.

10.4	Executive Employment Agreement by and between the Registrant and Phillip Liao, effective as of April 3, 2006.

10.5	Non-Competition Agreement by and between the Registrant and Phillip Liao, effective as of April 3, 2006.